                                                                    Exhibit 23.0

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements on Form S-8, Form S-3 or Form S-4 of Cooper Industries, Inc. or Cooper Industries, Ltd. and in each related Prospectus of our report dated January 23, 2002, except for Note 20 as to which the date is February 13, 2002, with respect to the consolidated financial statements and schedules of Cooper Industries, Inc. or Cooper Industries, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

Registration
Statement No.                        Purpose
-------------                        -------

No. 2-71732       Form S-8 Registration Statement for Shares issuable pursuant to Substitute Deferred Compensation Agreements in connection with the acquisition of Crouse-Hinds Company

No. 2-33-14542    Form S-8 Registration Statement for Cooper Industries, Inc.
                  1985 and 1989 Employee Stock Purchase Plans

No. 333-02847     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Directors Stock Plan

No. 333-64400     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Amended and Restated Stock Incentive Plan

No. 333-24237     Form S-3 Registration Statement for Cooper Industries, Inc.
                  Dividend Reinvestment and Stock Purchase Plan

No. 333-51439     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Director's Retainer Fee Stock Plan

No. 333-51441     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Amended and Restated Management Annual Incentive Plan

No. 333-37580     Form S-8 Registration Statement for Cooper Industries, Inc.
                  Cooper (UK) Employee Share Purchase Plan

No. 333-75475     Form S-3 Registration Statement for a shelf registration to issue up to $500 million of debt securities

No. 333-62740     Form S-4 Registration Statement for Class A Common Shares of
                  Cooper Industries, Ltd.



                                           /s/ Ernst & Young LLP

Houston, Texas
February 18, 2002